UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2005
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)	92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 258-0470
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 22, 2005, the Compensation Committee (the “Committee”) and the Board of Directors of Commerce Energy Group, Inc. (the “Company”) approved the accelerated vesting of all unvested stock options granted under the Commonwealth Energy Corporation 1999 Equity Incentive Plan to current employees and officers with per share exercise prices greater than the current market price for the Company’s Common Stock, so that each such option became fully vested. Options held by non-employee directors are excluded from the vesting acceleration. The closing market price for the Company’s Common Stock on July 22, 2005 was $1.55 per share.
     As a result of this action, options to purchase 1,300,001 shares with exercise prices ranging from $1.86 — $3.50 per share became exercisable immediately as a result of the vesting acceleration. This includes the following number of options held by executive officers of the Company: 300,000 options with an exercise price of $1.92 per share held by Peter Weigand (President and a director), 100,000 options with an exercise price of $3.50 per share held by Tom Ulry (Senior Vice President, Operations), 250,000 options with an exercise price of $1.92 per share held by Richard L. Boughrum (Senior Vice President and Chief Financial Officer), and 66,667 options with an exercise price of $1.92 per share held by Eric Alam (Senior Vice President, Sales & Marketing).
     The primary purpose of the accelerated vesting was to reduce future compensation expense the Company would otherwise recognize in its consolidated statement of operations with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123(R)”). SFAS No. 123(R) is effective for the Company beginning in the first quarter of fiscal 2006, and will require that compensation expense associated with stock options be recognized in the statement of operations, rather than as pro forma footnote disclosure in the Company’s consolidated financial statements. The acceleration of the vesting of these options will not result in a charge in the Company’s statement of operations based on accounting principles generally accepted in the United States, but will be reflected as pro forma footnote disclosure in the Company’s financial statements for fiscal 2005.
Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers
     Steven S. Boss was appointed as a director of the Company effective as of July 22, 2005 by the Company’s board of directors. Mr. Boss will serve as a Class I director and will complete the three year term expiring at the third annual meeting to be held after completion of the fiscal year ending July 31, 2005. Mr. Boss was appointed to Audit Committee and the Compensation Committee of the Board.
     On July 27, 2005, the Company issued a press release announcing the appointment of Mr. Boss as a director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Commerce Energy Group, Inc., dated July 27, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.
a Delaware corporation

Date: July 27, 2005	By:	/s/ RICHARD L. BOUGHRUM

	Name:	Richard L. Boughrum
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Commerce Energy Group, Inc., dated July 27, 2005.